     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1994

                                                       REGISTRATION NO. 33-54243


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ________________________


                                AMENDMENT NO. 1

                                       TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          AMERICA WEST AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              4511                           86-0418245
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                                                                               MARTIN J. WHALEN
                                                                            SENIOR VICE PRESIDENT
                                                                         AMERICA WEST AIRLINES, INC.
     4000 EAST SKY HARBOR BOULEVARD                                    4000 EAST SKY HARBOR BOULEVARD
         PHOENIX, ARIZONA 85034                                            PHOENIX, ARIZONA 85034
             (602) 693-0800                                                    (602) 693-0800
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                 EXECUTIVE OFFICES)

                          _________________________

                                With Copies to:

                                DAVID J. GRAHAM
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                               600 TRAVIS STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            _________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, which time is to be determined by the Selling Securityholders. All of the Securities offered hereby are offered for the account of the Selling Securityholders.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                            _________________________


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     America West Airlines, Inc. has prepared this Amendment No. 1 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 1 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Cross-Reference Sheet and such Prospectus have not been included herein.

                                    PART II

                       INFORMATION REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby:

    Securities and Exchange Commission Filing Fee..............................  $84,286
    NYSE Listing Fee...........................................................     *
    Blue Sky Filing Fees and Expenses..........................................     *
    Printing and Engraving Costs...............................................     *
    Legal Fees and Expenses....................................................     *
    Accounting Fees and Expenses...............................................     *
    Trustee's Fees and Expenses................................................     *
    Transfer Agent Fees........................................................     *
    Miscellaneous..............................................................     *
                                                                                 -------
              Total............................................................  $  *
                                                                                 =======

- ---------------
* To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.02 of the Company's By-laws, a copy of which is filed as Exhibit
3.2 to this Registration Statement provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     Article 12.0 of the Company's Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Registration Statement, limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

     The form of the Third Revised Investment Agreement filed as Exhibit 10.1 to this Registration Statement contains certain provisions for indemnification of directors and officers of the Company and the Selling Securityholder against civil liabilities under the Securities Act.

     The Company intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors entitled to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following summarizes transactions occurring within the last three years in which the Company has sold securities without registration under the Securities Act.

     On February 15, 1991, the Company sold 253,422 shares of its common stock to Transpacific Enterprises, Inc. for $1,393,821, or $5.50 per share, in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

     On the Effective Date, the Company will issue the following securities in connection with its Reorganization:

          1. The Company will issue            shares of Class B Common Stock to
     holders of approximately $          million of allowed, general unsecured
     prepetition claims against the Company in satisfaction of such claims in reliance upon the exemption set forth in Section 1145 of the Bankruptcy Code.

          2. The Company will issue            shares of Class B Common Stock
     (           of which shares are to be issued in exchange for cash,
     aggregating $          , provided by such equity holders upon the exercise
     of rights to subscribe for such shares at a price of $8.889 per share) and 6,230,769 Warrants to the holders of pre-existing equity interests in the Company in consideration of cancellation of such pre-existing equity interests in reliance upon the exemption set forth in Section 1145 of the Bankruptcy Code.

          3. The Company issued 900,000 shares of Class B Common Stock and 1,384,615 Warrants to Guiness Peat Aviation and its affiliates ("GPA") in satisfaction of claims of GPA against the Company in reliance upon the exemption set forth in Section 1145 of the Bankruptcy Code.

          4. The Company issued the following securities to AmWest (or to Lehman Brothers Inc. or funds managed or advised by Fidelity Management Trust Company, in each case as assignees of AmWest's rights to acquire such securities) for new consideration paid to the Company in accordance with the Company's Plan: (i) 1,200,000 shares of Class A Common Stock for $7.467
     per share; (ii)            shares of Class B Common Stock for $7.467 per
     share and            shares of Class B Common Stock for $8.889 per share;
     (iii) $100 million principal amount of Senior Notes for $100 million in cash; and (iv) 2,769,231 Warrants, separate consideration for which was not specified. The Company relied upon the exemption set forth in Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement:


     EXHIBIT
     NUMBER                                           TITLE
     _______                                          _____
        *2.1      -- The Company's Plan of Reorganization under Chapter 11 of the Bankruptcy
                     Code.
        *3.1      -- Form of Restated Certificate of Incorporation of America West Airlines,
                     Inc.
        *3.2      -- Form of Restated By-laws of America West Airlines, Inc.
        *4.1      -- Form of Form of Indenture for $100,000,000       % Senior Notes due 2001
                     dated 1994, of America West Airlines, Inc. and                          ,
                     as trustee.
        *4.2      -- Form of Senior Note (included as Exhibit A to Exhibit 4.1 above).
        *4.3      -- Form of Warrant Agreement dated             , 1994 between America West
                     Airlines, Inc. and                          , as Warrant Agent.
        *4.4      -- Form of Warrant (included as Exhibit A to Exhibit 4.3 above).
        *4.5      -- Form of Stockholders' Agreement for America West Airlines, Inc. dated
                                 , 1994 among America West Airlines, Inc., AmWest Partners,
                     L.P., GPA Group plc and certain other Stockholder Representatives.
        *4.6      -- Form of Registration Rights Agreement dated           , 1994 among America
                     West Airlines, Inc., AmWest Partners, L.P. and other holders.
        *4.7      -- Article 4.0 of the Company's Restated Certificate of Incorporation
                     (included in Exhibit 3.1 above).
       **5.1      -- Opinion of Andrews & Kurth L.L.P.
        10.1      -- Third Revised Investment Agreement dated April 21, 1994 between America
                     West Airlines, Inc. and AmWest Partners, L.P. -- Incorporated by reference to Exhibit 10.A to the Company's Quarterly Report on Form 10-Q for the
                     period ended March 31, 1994.
        10.11     -- Third Revised Interim Procedures Agreement dated April 21, 1994 between
                     America West Airlines and AmWest Partners, L.P. -- Incorporated by
                     reference to the Company's Annual Report on Form 10-K for the year ended
                     December 31, 1993.
      **10.12     -- Alliance Agreement dated             , 1994 between America West Airlines,
                     Inc. and Continental Airlines, Inc., including the Bilateral Cargo Prorate
                     Agreement, the Club Usage Agreement, the Code-Sharing Agreement, the
                     Master Technology Cooperation Agreement, the Frequent Flyer Program
                     Exchange and the Ground Handling Agreements.
      **10.13     -- Alliance Agreement dated             , 1994 between America West Airlines,
                     Inc. and Mesa Airlines.
      **10.14     -- The GPA Settlement Agreement dated             , 1994 between America West
                     Airlines, Inc. and GPA Group plc.
        10.15     -- Voting Agreement dated             , 1994 between AmWest Partners and GPA
                     Group plc.
        10.16     -- Airbus A320 Purchase Agreement (including exhibits thereto), dated as of
                     September 28, 1990 between AVSA, S.A.R.L. ("AVSA") and the Company, together with Letter Agreement Nos. 1-10, inclusive -- Incorporated by reference to Exhibit 10-(D)(1) to the Company's Quarterly Report on Form
                     10-Q for the quarter ended September 30, 1990.
        10.17     -- Loan Agreement, dated as of September 28, 1990, among the Company, AVSA and AVSA, as agent -- Incorporated by reference to Exhibit 10-(D)(2) to the Company's Quarterly Report on Form 10-Q for the period ended September
                     30, 1990.

     EXHIBIT
     NUMBER                                           TITLE
     _______                                          _____

      **10.18     -- AVSA, S.A.R.L. Settlement Agreement dated             , 1994 between the
                     Company and Airbus.
        10.19     -- V2500 Support Contract Between the Company and IAE International Aero
                     Engines AG ("IAE"), dated September 28, 1990, together with Side Letters
                     Nos. 1-4, inclusive -- Incorporated by reference to Exhibit 10-(D)(3) to the Company's Quarterly Report on Form 10-Q for the quarter ended
                     September 30, 1990.
        10.20     -- Cash Management Agreement, dated September 28, 1991, among the Company, BT and First Interstate of Arizona, N.A. -- Incorporated by reference to
                     Exhibit 10-D(21) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.
        10.21     -- First Amendment to Cash Management Agreement, dated December 1, 1991, among the Company, BT and First Interstate of Arizona,
                     N.A. -- Incorporated by reference to Exhibit 10-D(22) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1991.
        10.22     -- Second Amendment to Cash Management Agreement, dated September 1, 1992, among the Company, BT and First Interstate of Arizona,
                     N.A. -- Incorporated by reference to Exhibit 10-O(3) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1992.
        10.23     -- Restructuring Agreement, dated December 1, 1991 between the Company and
                     Kawasaki -- Incorporated by reference to Exhibit 10-D(24) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1991.
        10.24     -- A320 Put Agreement, dated December 1, 1991 between the Company and
                     Kawasaki -- Incorporated by reference to Exhibit 10-D(25) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1991.
        10.25     -- First Amendment to A320 Put Agreement, dated September 1,
                     1992 -- Incorporated by reference to Exhibit 10-R(2) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1992.
        10.26     -- A320 Put Agreement, dated as of June 25, 1991 between the Company and GPA
                     Group plc -- Incorporated by reference to Exhibit 10-D(26) to the
                     Company's Annual Report on Form 10-K for the year ended December 31, 1991.
        10.27     -- First Amendment to A320 Put Agreement, dated as of September 1, 1992 --
                     Incorporated by reference to Exhibit 10-S(2) to the Company's Annual
                     Report on Form 10-K for the year ended December 31, 1992.
        10.28     -- Restructuring Agreement, dated as of June 25, 1991 among GPA Group plc,
                     GPA Leasing USA I, Inc. GPA Leasing USA Sub I, and the
                     Company -- Incorporated by reference to Exhibit 10-D(27) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1991.
        10.29     -- Official Statement dated August 11, 1986 for the $54,000,000 Variable Rate
                     Airport Facility Revenue Bonds -- Incorporated by reference to Exhibit
                     10.e to the Company's Quarterly Report on Form 10-Q for the period ended
                     September 30, 1986.
        10.30     -- Airport Use Agreement dated July 1, 1989 (the "Airport Use Agreement")
                     among the City of Phoenix, The Industrial Development Authority of the
                     City of Phoenix, Arizona and the Company -- Incorporated by reference to
                     Exhibit 10-D(9) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989.
        10.31     -- First Amendment dated August 1, 1990 to Airport Use
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(9) to the
                     Company's Quarterly Report on Form 10-Q for the period ended September 30,
                     1990.

     EXHIBIT
     NUMBER                                           TITLE
     _______                                          _____

        10.32     -- Revolving Loan Agreement dated April 17, 1990, by and among the Company, the Bank signatories thereto, and Bank of America National Trust and
                     Savings Association, as Agent for the Banks (the "Revolving Loan
                     Agreement") -- Incorporated by reference to Exhibit 10-1 to the Company's
                     Quarterly Report on Form 10-Q for the period ended March 31, 1990.
        10.33     -- First Amendment dated April 17, 1990 to Revolving Loan
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(10) to the
                     Company's Quarterly Report on Form 10-Q for the period ended September 30,
                     1990.
        10.34     -- Second Amendment dated September 28, 1990 to the Revolving Loan
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(11) to the
                     Company's Quarterly Report on Form 10-Q for the period ended September 30,
                     1990.
        10.35     -- Third Amendment dated as of January 14, 1991 to the Revolving Loan
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(13) to the
                     Company's Annual Report on Form 10-K for the year ended December 31, 1990.
        10.36     -- Spares Credit Agreement, dated as of September 28, 1990, between the
                     Company and IAE -- Incorporated by reference to Exhibit 10-(D)(4) to the
                     Company's Quarterly Report on Form 10-Q for the period ended September 30,
                     1990.
        10.37     -- Master Credit Modification Agreement date as of October 1, 1992, among the
                     Company, IAE International Aero Engines AG, Intlaero (Phoenix A320) Inc.,
                     Intlaero (Phoenix B737) Inc., CAE Electronics Ltd., and Hughes Rediffusion
                     Simulation Limited -- Incorporated by reference to Exhibit 10-L to the
                     Company's Annual Report on Form 10-K for the year ended December 31, 1992.
        10.38     -- Credit Agreement, dated as of September 28, 1990 between the Company and
                     IAE -- Incorporated by reference to Exhibit 10-(D)(5) to the Company's
                     Quarterly Report on Form 10-Q for the period ended September 30, 1990.
        10.39     -- Amendment No. 1 to the Credit Agreement, dated March 1,
                     1991 -- Incorporated by reference to Exhibit 10-(M)(2) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1992.
        10.40     -- Amendment No. 2 to the Credit Agreement, dated May 15,
                     1991 -- Incorporated by reference to Exhibit 10-(M)(3) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1992.
        10.41     -- Amendment No. 3 to the Credit Agreement, dated October 1,
                     1992 -- Incorporated by reference to Exhibit 10-(M)(4) to the Company's
                     Annual Report on Form 10-K for the year ended December 31, 1992.
        10.42     -- Form of Third Amended and Restated Credit Agreement dated September 30,
                     1993, among the Company, various lenders, and BT Commercial Corp. as
                     Administrative Agent (without exhibits) -- Incorporated by reference to
                     Exhibit 10-(N)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.
      **10.43     -- Form of Amended and Restated Management Letter Agreement, dated as of
                     September 30, 1993 from the Company to the Lenders.
      **10.44     -- Form of Amendment to Amended and Restated Management Letter Agreement;
                     Consent to Amendment of By-laws dated February 8, 1994 from the Company to the Lenders.
      **10.45     -- Subscription Agreement between Amwest Partners, L.P and Lehman Brothers
                     Inc. dated                          , 1994
     ***11.1      -- Statement re: computation of net income (loss) per common share.
     ***12.1      -- Statement re: computation of ratio of earnings to fixed charges.
      **23.1      -- Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 above).

     EXHIBIT
     NUMBER                                           TITLE
     _______                                          _____

     ***23.2      -- Consent of KPMG Peat Marwick (independent auditors) -- Included at page
                     S-1.
       *24.1      -- Power of Attorney (included on the signature pages of this Registration
                     Statement.


- ---------------
  * Filed herewith.
 ** To be filed by amendment.

*** Previously filed.


     (b) Financial Statement Schedules:

          The following financial statement schedules are filed as part of this Registration Statement, but not included in the Prospectus.

                                      SCHEDULES                                 PAGE
        ----------------------------------------------------------------------  -----
        Independent Auditors' Report on Schedules and Consent.................  S-1
        Schedule V -- Property, Plant and Equipment...........................  S-2
        Schedule VI -- Accumulated Depreciation, Depletion and Amortization of
                       Property, Plant and Equipment..........................  S-3
        Schedule VIII -- Valuation and Qualifying Accounts....................  S-4
        Schedule X -- Supplementary Income Statement Information..............  S-5

     All other schedules for which provision is made in Regulation S-X of the Commission are not required under the related instructions or are inapplicable or the required information is included in the financial statements or notes thereto and, therefore, have been omitted.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona on the 26th day of July, 1994.


                                          AMERICA WEST AIRLINES, INC.

                                                            *
                                          By:__________________________________
                                                     William A. Franke,
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                             TITLE                             DATE
                _________                                             _____                             ____

                *                                           Chairman of the Board and Chief         July 26, 1994
_______________________________________                       Executive Officer (Principal
         William A. Franke                                         Executive Officer)

                *                                               President, Chief Operating          July 26, 1994
_______________________________________                            Officer and Director
          A. Maurice Myers
                *                                             Vice President and Controller         July 26, 1994
_______________________________________                         (Principal Financial and
          Raymond T. Nakano                                        Accounting Officer)

                *                                                       Director                    July 26, 1994
_______________________________________
          O. Mark DeMichele
                *                                                       Director                    July 26, 1994
_______________________________________
         Frederick W. Bradley
                                                                        Director
_______________________________________
        Samuel L. Eichenfield
                *                                                       Director                    July 26, 1994
_______________________________________
         Richard C. Kraemer
                                                                        Director
_______________________________________
          James T. McMillan
                *                                                       Director                    July 26, 1994
_______________________________________
         John R. Norton III
[/R]

                SIGNATURE                                          TITLE                               DATE
                _________                                          _____                               ____

                   *                                               Director                         July 26, 1994
_________________________________________
            John F. Tierney
                                                                   Director
_________________________________________
             Declan Treacy

* By: /s/  MARTIN J. WHALEN
     ____________________________________
           Martin J. Whalen
           Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                      SEQUENTIAL
     EXHIBIT                                                                           NUMBERED
     NUMBER                                      TITLE                                   PAGE
     _______                                     _____                                __________
        *2.1      -- The Company's Plan of Reorganization under Chapter 11 of the
                     Bankruptcy Code.
        *3.1      -- Form of Restated Certificate of Incorporation of America West
                     Airlines, Inc.
        *3.2      -- Form of Restated By-laws of America West Airlines, Inc.
        *4.1      -- Form of Form of Indenture for $100,000,000       % Senior Notes
                     due 2001 dated 1994, between America West Airlines, Inc. and
                                              , as trustee.
        *4.2      -- Form of Form of Senior Note (Included as Exhibit A in Exhibit
                     4.1 filed herewith).
        *4.3      -- Form of Warrant Agreement dated             , 1994 between
                     America West Airlines, Inc. and                          , as
                     Warrant Agent.
        *4.4      -- Form of Form of Warrant (Included as Exhibit A in Exhibit 4.3
                     filed herewith).
        *4.5      -- Form of Stockholders' Agreement for America West Airlines, Inc.
                     dated             , 1994 among America West Airlines, Inc.,
                     AmWest Partners, L.P., GPA Group plc and certain other
                     Stockholder Representatives.
        *4.6      -- Form of Registration Rights Agreement dated             , 1994
                     among America West Airlines, Inc., AmWest Partners, L.P. and other holders.
        *4.7      -- Article 4.0 of the Company's Restated Certificate of
                     Incorporation incorporated by reference to Exhibit 3.1 filed herewith.
       **5.1      -- Opinion of Andrews & Kurth L.L.P.
        10.1      -- Third Revised Investment Agreement dated April 21, 1994 between
                     America West Airlines, Inc. and AmWest Partners,
                     L.P. -- Incorporated by reference to Exhibit 10.A to the
                     Company's Quarterly Report on Form 10-Q for the period ended
                     March 31, 1994.
        10.11     -- Third Revised Interim Procedures Agreement dated April 21, 1994 between America West Airlines and AmWest Partners,
                     L.P. -- Incorporated by reference to the Company's Annual
                     Report on Form 10-K for the year ended December 31, 1993.
      **10.12     -- Alliance Agreement dated             , 1994 between America
                     West Airlines, Inc. and Continental Airlines, Inc., including the Bilateral Cargo Prorate Agreement, the Club Usage
                     Agreement, the Code-Sharing Agreement, the Master Technology
                     Cooperation Agreement, the Frequent Flyer Program Exchange and
                     the Ground Handling Agreements.
      **10.13     -- Alliance Agreement dated             , 1994 between America
                     West Airlines, Inc. and Mesa Airlines.
      **10.14     -- The GPA Settlement Agreement dated             , 1994 between
                     America West Airlines, Inc. and GPA Group plc.
        10.15     -- Voting Agreement dated             , 1994 between AmWest
                     Partners and GPA Group plc.

                                                                                      SEQUENTIAL
     EXHIBIT                                                                           NUMBERED
     NUMBER                                      TITLE                                   PAGE
     _______                                     _____                                ___________
        10.16     -- Airbus A320 Purchase Agreement (including exhibits thereto), dated as of September 28, 1990 between AVSA, S.A.R.L. ("AVSA")
                     and the Company, together with Letter Agreement Nos. 1-10, inclusive -- Incorporated by reference to Exhibit 10-(D)(1) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990.
        10.17     -- Loan Agreement, dated as of September 28, 1990, among the
                     Company, AVSA and AVSA, as agent -- Incorporated by reference to Exhibit 10-(D)(2) to the Company's Quarterly Report on Form
                     10-Q for the period ended September 30, 1990.
      **10.18     -- AVSA, S.A.R.L. Settlement Agreement dated             , 1994
                     between the Company and Airbus.
        10.19     -- V2500 Support Contract Between the Company and IAE
                     International Aero Engines AG ("IAE"), dated September 28,
                     1990, together with Side Letters Nos. 1-4,
                     inclusive -- Incorporated by reference to Exhibit 10-(D)(3) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990.
        10.20     -- Cash Management Agreement, dated September 28, 1991, among the
                     Company, BT and First Interstate of Arizona,
                     N.A. -- Incorporated by reference to Exhibit 10-D(21) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1991.
        10.21     -- First Amendment to Cash Management Agreement, dated December 1,
                     1991, among the Company, BT and First Interstate of Arizona,
                     N.A. -- Incorporated by reference to Exhibit 10-D(22) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1991.
        10.22     -- Second Amendment to Cash Management Agreement, dated September
                     1, 1992, among the Company, BT and First Interstate of Arizona,
                     N.A. -- Incorporated by reference to Exhibit 10-O(3) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1992.
        10.23     -- Restructuring Agreement, dated December 1, 1991 between the
                     Company and Kawasaki -- Incorporated by reference to Exhibit
                     10-D(24) to the Company's Annual Report on Form 10-K for the
                     year ended December 31, 1991.
        10.24     -- A320 Put Agreement, dated December 1, 1991 between the Company and Kawasaki -- Incorporated by reference to Exhibit 10-D(25)
                     to the Company's Annual Report on Form 10-K for the year ended
                     December 31, 1991.
        10.25     -- First Amendment to A320 Put Agreement, dated September 1,
                     1992 -- Incorporated by reference to Exhibit 10-R(2) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1992.
        10.26     -- A320 Put Agreement, dated as of June 25, 1991 between the
                     Company and GPA Group plc -- Incorporated by reference to
                     Exhibit 10-D(26) to the Company's Annual Report on Form 10-K
                     for the year ended December 31, 1991.
        10.27     -- First Amendment to A320 Put Agreement, dated as of September 1,
                     1992 -- Incorporated by reference to Exhibit 10-S(2) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1992.

                                                                                      SEQUENTIAL
     EXHIBIT                                                                           NUMBERED
     NUMBER                                      TITLE                                   PAGE
     _______                                     _____                                __________
        10.28     -- Restructuring Agreement, dated as of June 25, 1991 among GPA
                     Group plc, GPA Leasing USA I, Inc. GPA Leasing USA Sub I, and
                     the Company -- Incorporated by reference to Exhibit 10-D(27) to the Company's Annual Report on Form 10-K for the year ended
                     December 31, 1991.
        10.29     -- Official Statement dated August 11, 1986 for the $54,000,000
                     Variable Rate Airport Facility Revenue Bonds -- Incorporated by
                     reference to Exhibit 10.e to the Company's Quarterly Report on
                     Form 10-Q for the period ended September 30, 1986.
        10.30     -- Airport Use Agreement dated July 1, 1989 (the "Airport Use
                     Agreement") among the City of Phoenix, The Industrial
                     Development Authority of the City of Phoenix, Arizona and the
                     Company -- Incorporated by reference to Exhibit 10-D(9) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1989.
        10.31     -- First Amendment dated August 1, 1990 to Airport Use
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(9) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990.
        10.32     -- Revolving Loan Agreement dated April 17, 1990, by and among the
                     Company, the Bank signatories thereto, and Bank of America
                     National Trust and Savings Association, as Agent for the Banks
                     (the "Revolving Loan Agreement") -- Incorporated by reference to Exhibit 10-1 to the Company's Quarterly Report on Form 10-Q
                     for the period ended March 31, 1990.
        10.33     -- First Amendment dated April 17, 1990 to Revolving Loan
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(10) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990.
        10.34     -- Second Amendment dated September 28, 1990 to the Revolving Loan
                     Agreement -- Incorporated by reference to Exhibit 10-(D)(11) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990.
        10.35     -- Third Amendment dated as of January 14, 1991 to the Revolving
                     Loan Agreement -- Incorporated by reference to Exhibit
                     10-(D)(13) to the Company's Annual Report on Form 10-K for the
                     year ended December 31, 1990.
        10.36     -- Spares Credit Agreement, dated as of September 28, 1990, between the Company and IAE -- Incorporated by reference to
                     Exhibit 10-(D)(4) to the Company's Quarterly Report on Form
                     10-Q for the period ended September 30, 1990.
        10.37     -- Master Credit Modification Agreement date as of October 1,
                     1992, among the Company, IAE International Aero Engines AG,
                     Intlaero (Phoenix A320) Inc., Intlaero (Phoenix B737) Inc., CAE
                     Electronics Ltd., and Hughes Rediffusion Simulation
                     Limited -- Incorporated by reference to Exhibit 10-L to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1992.
        10.38     -- Credit Agreement, dated as of September 28, 1990 between the
                     Company and IAE -- Incorporated by reference to Exhibit
                     10-(D)(5) to the Company's Quarterly Report on Form 10-Q for
                     the period ended September 30, 1990.

                                                                                      SEQUENTIAL
     EXHIBIT                                                                           NUMBERED
     NUMBER                                      TITLE                                  PAGE
     _______                                     _____                                _________
        10.39     -- Amendment No. 1 to the Credit Agreement, dated March 1, 1991 --
                     Incorporated by reference to Exhibit 10-(M)(2) to the Company's
                     Annual Report on Form 10-K for the year ended December 31,
                     1992.
        10.40     -- Amendment No. 2 to the Credit Agreement, dated May 15, 1991 --
                     Incorporated by reference to Exhibit 10-(M)(3) to the Company's
                     Annual Report on Form 10-K for the year ended December 31,
                     1992.
        10.41     -- Amendment No. 3 to the Credit Agreement, dated October 1,
                     1992 -- Incorporated by reference to Exhibit 10-(M)(4) to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1992.
        10.42     -- Form of Third Amended and Restated Credit Agreement dated
                     September 30, 1993, among the Company, various lenders, and BT
                     Commercial Corp. as Administrative Agent (without exhibits) --
                     Incorporated by reference to Exhibit 10-(N)(1) to the Company's
                     Annual Report on Form 10-K for the year ended December 31,
                     1993.
      **10.43     -- Form of Amended and Restated Management Letter Agreement, dated as of September 30, 1993 from the Company to the Lenders.
      **10.44     -- Form of Amendment to Amended and Restated Management Letter
                     Agreement; Consent to Amendment of By-laws dated February 8,
                     1994 from the Company to the Lenders.
      **10.45     -- Subscription Agreement between Amwest Partners, L.P and Lehman
                     Brothers Inc. dated                          , 1994
     ***11.1      -- Statement re: computation of net income (loss) per common share.
     ***12.1      -- Statement re: computation of ratio of earnings to fixed charges.
      **23.1      -- Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 above).
     ***23.2      -- Consent of KPMG Peat Marwick (independent auditors) -- Included at page S-1.
       *24.1      -- Power of Attorney (included on the signature pages of this
                     Registration Statement.


- ---------------
 * Filed herewith.

** To be filed by amendment.


*** Previously filed.